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                                                                EXHIBIT 10.77bd



                KEY EXECUTIVE EMPLOYMENT AND SEVERANCE AGREEMENT

         THIS AGREEMENT, made and entered into as of the _____ day of ____________, 2006, by and between Pinnacle West Capital Corporation, an Arizona corporation (hereinafter referred to as the "Company") and __________________ (hereinafter referred to as the "Executive"):

                               W I T N E S S E T H

         WHEREAS, the Executive is employed by the Company, in an executive capacity, possesses intimate knowledge of the business and affairs of the Company, and has acquired certain confidential information and data with respect to the Company;

         WHEREAS, the Company desires to insure, insofar as possible, that the Company will continue to have the benefit of the Executive's services and to protect the confidential information and goodwill of the Company; and

         WHEREAS, the Company recognizes that circumstances may arise in which a change in the control of the Company or Arizona Public Service Company, a subsidiary of the Company, through acquisition or otherwise occurs thereby causing uncertainty of employment without regard to the Executive's competence or past contributions which uncertainty may result in the loss of valuable services of the Executive to the detriment of the Company and its shareholders, and the Company and the Executive wish to provide reasonable security to the Executive against changes in the Executive's relationship with the Company in the event of any such change in control; and

         WHEREAS, both the Company and the Executive are desirous that a proposal for any change of control or acquisition will be considered by the Executive objectively and with reference only to the business interests of the Company and its shareholders;

         WHEREAS, the Executive will be in a better position to consider the best interests of the Company if the Executive is afforded reasonable security, as provided in this Agreement, against altered conditions of employment which could result from any such change in control or acquisition; and

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto mutually covenant and agree as follows:

         1.       Definitions.

         (a) "Accrued Benefits" shall mean the benefits payable to the Executive as described in Section 6(a).

         (b) "Act" shall mean the Securities Exchange Act of 1934.


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         (c) "Affiliate" shall mean (i) a corporation other than the Company that is a member of a "controlled group of corporations" (within the meaning of Section 414(b) of the Code as modified by Section 415(h) of the Code) or (ii) a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code as modified by Section 415(h) of the Code) that also includes the Company as a member. For purposes of determining whether a transaction or event constitutes a Change of Control within the meaning of
Section 1(g), "Affiliate" status shall be determined on the day immediately preceding the date of the transaction or event.

         (d) "APS" shall mean Arizona Public Service Company, a subsidiary of the Company.

         (e) "Beneficial Owner" shall have the same meaning as given to that term in Rule 13d-3 of the General Rules and Regulations of the Act, provided that any pledgee of the voting securities of the Company or APS shall not be deemed to be the Beneficial Owner thereof prior to its disposition of, or acquisition of voting rights with respect to, such securities.

         (f) "Cause" shall be limited to (i) the engaging by the Executive in conduct which has caused demonstrable and serious injury to the Employer, monetary or otherwise, as evidenced by a determination in a binding and final judgment, order or decree of a court or administrative agency of competent jurisdiction, in effect after exhaustion or lapse of all rights of appeal, in an action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action, suit or proceeding, brought by the Company or an Affiliate, the purpose of which is to establish "Cause" under this Agreement; (ii) conviction of a felony, as evidenced by a binding and final judgment, order or decree of a court of competent jurisdiction, in effect after exhaustion or lapse of all rights of appeal, which the Employer determines has a significant adverse impact on it in the conduct of its business; or (iii) unreasonable neglect or refusal by the Executive to perform the Executive's duties or responsibilities (unless significantly changed without the Executive's consent).

         (g) "Change of Control" shall mean one (1) or more of the following events:

                  (i) Any Person, other than an Affiliate, through a transaction or series of transactions, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company or APS representing twenty percent (20%) or more of the combined voting power of the then outstanding securities of the Company or APS, as the case may be; provided, however, that, for purposes of this Section 1(g), any acquisition directly from the Company shall not constitute a Change of Control;

                  (ii) A merger or consolidation of (A) the Company with any other corporation which would result in the voting securities of the Company out-


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         standing immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate, less than sixty percent (60%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or
         (B) APS with any other corporation which would result in the voting securities of APS outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate, less than sixty percent (60%) of the combined voting power of the securities of APS or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; provided that, for purposes of this subparagraph (ii), a merger or consolidation effected to implement a recapitalization of the Company or of APS (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company or of APS representing twenty percent (20%) or more of the combined voting power of the then outstanding securities of the Company or of APS (excluding any securities acquired by that Person directly from the Company or an Affiliate) shall not result in a Change of Control; or

                  (iii) The sale, transfer or other disposition of all or substantially all of the assets of either the Company or APS to a Person other than the Company or an Affiliate

                  (iv) Individuals who, as of July 31, 2005, constitute the board of directors of the Company (the "Company Incumbent Board") or of APS (the "APS Incumbent Board") cease for any reason to constitute at least two-thirds (2/3) of the members of the Company or APS board of directors, as the case may be; provided, however, that for purposes of this subparagraph (iv), (A)(1) any person becoming a member of the Company board of directors after July 31, 2005 whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds (2/3) of the members then comprising the Company Incumbent Board will be, considered as though such person were a member of the Company Incumbent Board and (2) the Company Incumbent Board shall not include a director whose initial assumption of office as a director was in connection with an actual or threatened election contest relating to the election of directors, and (B)(1) any person becoming a member of the APS board of directors after July 31, 2005 whose election, or nomination for election by APS' shareholder(s), was approved by a vote of at least two-thirds (2/3) of the members then comprising the APS Incumbent Board or by the Company, as a majority shareholder of APS, considered


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         as though such person were a member of the APS Incumbent Board and (2)
         the APS Incumbent Board shall not include a director whose initial assumption of office as a director was in connection with an actual or threatened election contest relating to the election of directors.

         (h) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         (i) "Disability" shall have the same meaning as given to that term in the applicable long-term disability plan maintained by the company or the Employer for employees.

         (j) "Employer" shall mean the Company, and upon the transfer of the Executive to an Affiliate, "Employer" shall mean such Affiliate.

         (k) "Employment Period" shall mean the period commencing on the date of a Change of Control and ending on the second anniversary of such date.

         (l) "Excise Tax" shall mean the excise tax imposed by Section 4999 of the Code, together with any interest or penalties imposed with respect to such excise tax.

         (m) "Good Reason" shall mean:

                  (i) the required relocation of the Executive, without the Executive's consent, to an employment location which is more than seventy-five (75) miles from the Executive's employment location on the date of the Change of Control;

                  (ii) a significant reduction by the Employer in the compensation and/or benefits provided to the Executive as in effect on the date of the Change of Control (as the same may have been thereafter adjusted during the Employment Period), which reduction is not generally effective for all executives employed by the Employer (or its successor) in the Executive's class or category;

                  (iii) the removal of the Executive from or any failure to re-elect the Executive to any of the positions held by the Executive on the date of the Change of Control or any other positions to which the Executive shall thereafter be elected or assigned except in the event that such removal or failure to re-elect relates to the termination by the Employer of the Executive's employment for Cause or by reason of death, Disability or voluntary retirement;

                  (iv) a significant adverse change, without the Executive's written consent, in the nature or scope of the Executive's authority, powers, functions, duties or responsibilities, or a material reduction in the level of support services, staff, secretarial and other assistance and office space


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         available to a level below that which was provided to the Executive on the date of the Change of Control and that which is necessary to perform any additional duties assigned to the Executive following the Change of Control, which change or reduction is not generally effective for all executives employed by the Employer (or its successor) in the Executive's class or category; or

                  (v) breach of any material provision of this Agreement by the Company.

         (n) A "Payment" shall mean any payment or distribution in the nature of compensation (within the meaning of Section 280G(b)(2) of the Code) to or for the benefit of the Executive, whether paid or payable pursuant to this Agreement or otherwise.

         (o) "Person" shall mean any individual, partnership, joint venture, association, trust, corporation or other entity (including a "group" as defined in Section 13(d)(3) of the Act), other than an employee benefit plan of the Company or an Affiliate or an entity organized, appointed or established pursuant to the terms of any such benefit plan.

         (p) "Termination Date" shall mean, except as otherwise provided in
Section 12, (i) the Executive's date of death; (ii) the date of the Executive's voluntary early retirement as agreed upon in writing by the Employer and the Executive; (iii) sixty (60) days after the delivery of the Notice of Termination terminating the Executive's employment on account of Disability pursuant to
Section 9, unless the Executive returns full-time to the performance of his or her duties prior to the expiration of such period; (iv) the date of the Notice of Termination if the Executive's employment is terminated by the Executive voluntarily other than for Good Reason; and (v) sixty (60) days after the delivery of the Notice of Termination if the Executive's employment is terminated by the Employer (other than by reason of Disability) or by the Executive for Good Reason.

         (q) "Termination Payment" shall mean the amount described in Section 6(b).

         2. Impact on Employment. The Employer and the Executive shall retain the right to terminate the employment of the Executive at any time and for any reason prior to a Change of Control. If a Change of Control occurs when the Executive is employed by the Employer, the Employer will continue thereafter to employ the Executive during the Employment Period.

         3. Duties. During the Employment Period, the Executive shall, in the same capacities and positions held by the Executive at the time of such Change of Control or in such other capacities and positions as may be agreed to by the Employer and the Executive in writing, devote the Executive's reasonable best efforts, attention and skill to the business and affairs of the Company, as such business and affairs now exist


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and as they may hereafter be conducted. The services which are to be performed by the Executive hereunder are to be rendered at an employment location which is not more than seventy-five (75) miles from the Executive's employment location on the date of the Change of Control, or in such other place or places as shall be mutually agreed upon in writing by the Executive and the Employer from time to time. The Executive shall not be required to be absent from such employment location for more than forty-five (45) consecutive days in any fiscal year without the Executive's consent.

         4. Compensation. During the Employment Period, the Executive shall be compensated as follows:


         (a) The Executive shall receive, at such intervals and in accordance with such standard policies as may be in effect on the date of the Change of Control, an annual salary not less than the Executive's annual salary as in effect as of the date of the Change of Control, subject to adjustment as provided in Section 5;

         (b) The Executive shall be reimbursed, at such intervals and in accordance with such standard policies as may be in effect on the date of the Change of Control, for any and all monies advanced in connection with the Executive's employment for reasonable and necessary expenses incurred by the Executive on behalf of the Employer, including travel expenses;

         (c) The Executive shall be included to the extent eligible thereunder in any and all plans providing general benefits for the Employer's employees, including but not limited to, group life insurance, disability, medical, dental, pension, profit sharing, savings and stock bonus plans and be provided any and all other benefits and perquisites made available to other employees of comparable status and position, on the same terms and conditions as generally provided to employees of comparable status and position;

         (d) The Executive shall receive annually not less than the amount of paid vacation and not fewer than the number of paid holidays received annually immediately prior to the Change of Control or such greater amount of paid vacation and number of paid holidays as may be made available annually to other employees of comparable status and position with the Employer; and

         (e) The Executive shall be included in all plans providing special benefits to corporate officers, including but not limited to bonus, deferred compensation, incentive compensation, supplemental pension, stock option, stock appreciation, stock bonus and similar or comparable plans extended by the Company or the Employer from time to time to corporate officers, key employees and other employees of comparable status.

         5. Annual Compensation Adjustments. During the Employment Period, the Board of Directors of the Employer, an appropriate committee of the Board or the President of the Employer, whichever is appropriate, shall consider and appraise, at


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least annually, the Executive's compensation. In determining such compensation, the Board, the appropriate committee thereof or the President, whichever is appropriate, shall consider the commensurate increases given to other corporate officers and key employees generally, the scope and success of the Employer's operations, the expansion of Executive's duties and the Executive's performance of his duties.

         6. Payments Upon Termination.


         (a) Accrued Benefits. For purposes of this Agreement, the Executive's Accrued Benefits shall include the following amounts: (i) all salary earned or accrued through the Termination Date; (ii) reimbursement for any and all monies advanced in connection with the Executive's employment for reasonable and necessary expenses incurred by the Executive through the Termination Date; (iii) a lump sum payment of the bonus or incentive compensation otherwise payable to the Executive under the terms of any bonus or incentive compensation plan or plans for the year in which termination occurs; and (iv) all other payments and benefits to which the Executive may be entitled under the terms of any benefit plan of the Company or the Employer. Payment of Accrued Benefits shall be made promptly in accordance with the Employer's prevailing practice and the terms of any applicable benefit plans, contracts or arrangements.

         (b) Termination Payment. For purposes of this Agreement, the Executive's Termination Payment shall be an amount equal to (i) plus (ii), multiplied by (iii), where


                  (i) Equals the Executive's rate of annual salary, as in effect on the date of the Change of Control and as increased thereafter from time to time pursuant to Section 5;

                  (ii) Equals the amount of the average annual dollar award paid (or payable but deferred by the Executive) to the Executive pursuant to the Employer's regular annual bonus plan or arrangement with respect to the four (4) years (or for such lesser number of years prior for which the Executive was eligible to earn such a bonus, and annualized in the case of any bonus earned and payable for a partial fiscal year) preceding the Termination Date which shall be determined by dividing the total dollar amount paid (or payable but deferred by the Executive) to the Executive under such plan or arrangement with respect to such number of years by four (4) (or for such lesser number of years prior to which the Executive was eligible to earn such a bonus, and annualized in the case of any bonus earned and payable for a partial fiscal year); and

                  (iii) Equals three (3).

         The Termination Payment shall be payable in a lump sum on the Executive's Termination Date. Such lump sum payment shall not be reduced by any present value or similar factor. The Executive shall not be required to mitigate


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the amount of such payment by securing other employment or otherwise and such payment shall not be reduced by reason of the Executive securing other employment or for any other reason, except as provided in Section 16.

         7. Death. If the Executive shall die during the Employment Period, but after delivery of a Notice of Termination by the Company for reasons other than Cause or Disability or by the Executive for Good Reason, the Executive's employment shall terminate on his or her date of death and the Executive's estate shall be entitled to receive the Executive's Accrued Benefits as of the Termination Date and, subject to the provisions of this Agreement, to such Termination Payment as the Executive would have been entitled to had the Executive survived. All benefits payable on account of the Executive's employment or death under the Company's or Employer's employee benefits plans, programs or arrangements shall be paid or distributed in accordance with the terms of such plans, programs or arrangements. The Executive's death following delivery of the Notice of Termination shall not affect his or her Termination Date which shall be determined without regard to the Executive's death, subject to the provisions of Section 12.

         If the Executive shall die during the Employment Period, but prior to the delivery of a Notice of Termination, the Executive's employment shall terminate and the Executive's estate, heirs and beneficiaries shall receive all the Executive's Accrued Benefits through the Termination Date and all benefits available to them under the Company's benefit plans as in effect on the Termination Date on account of the Executive's death.

         8. Retirement. If, during the Employment Period, the Executive and the Employer shall execute an agreement providing for the voluntary retirement of the Executive from the Employer, the Executive shall receive only his or her Accrued Benefits through the Termination Date. Without limiting the generality of the foregoing, the Executive's resignation under this Agreement with or without Good Reason, shall in no way affect the Executive's ability to terminate employment by reason of the Executive's "retirement" under any of the Company's retirement or pension plans or to be eligible to receive benefits under any retirement or pension plan of the Company and its affiliates or substitute plans adopted by the Company or its successors, and any termination which otherwise qualifies as Good Reason shall be treated as such even if it is also a "retirement" for purposes of any such plan.

         9. Termination for Disability. If the Executive has been absent from his or her duties hereunder on a full-time basis for five (5) consecutive months during the Employment Period on account of a Disability, the Employer may provide a Notice of Termination, which satisfies the requirements of Section 12, and the Executive's employment shall, for purposes of this Agreement, terminate sixty (60) days thereafter, unless the Executive returns to the performance of his or her duties on a full-time basis prior to the end of the sixty (60) day period. During the term of the Executive's Disability prior to his or her Termination Date, the Executive shall continue to participate in all compensation and benefit plans, programs and arrangements in which the Executive was entitled to participate immediately prior to his or her Disability in accordance with


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the terms and provisions of such plans, programs and arrangements. If the
Executive's employment is terminated on account of the Executive's Disability, the Executive shall receive his or her Accrued Benefits in accordance with
Section 6(a) hereof, provided that the Executive's termination for purposes of this Agreement under this Section 9 shall not affect his or her entitlement to benefits on account of his or her Disability under any long-term disability programs of the Company or the Employer in effect at the time of such termination and in which the Executive participated immediately prior to his or her Disability.

         10. Termination Not Giving Rise to a Termination Payment. If, during the Employment Period, the Executive's employment is terminated for Cause, or if the Executive voluntarily terminates his or her employment other than for Good Reason, subject to the procedures set forth in Section 12, the Executive shall be entitled to receive only his or her Accrued Benefits in accordance with
Section 6(a).

         11. Termination Giving Rise to a Termination Payment. If, during the Employment Period, the Executive's employment is terminated by the Executive for Good Reason or by the Employer other than by reason of death, Disability pursuant to Section 9 or Cause, subject to the procedures set forth in Section 12,

                  (a) the Executive shall be entitled to receive and the Company or the Employer, as applicable, shall pay the Executive's Accrued Benefits in accordance with Section 6(a) and, in lieu of further salary payments for periods following the Termination Date, as severance pay, a Termination Payment;

                  (b) the Executive and his eligible dependents shall continue to be covered until the end of the second calendar year following the year in which the Termination Date occurs, under the same terms and conditions, by the medical plan, dental plan and/or group life insurance plan maintained by the Company or the Employer which covered that Executive and his eligible dependents prior to the Executive's Termination Date. Notwithstanding the foregoing, if the Company's or Employer's medical plan, dental plan and/or group life insurance plan covering the Executive on his or her Termination Date was amended, replaced or terminated on or after the Change of Control and such action would constitute Good Reason within the meaning of Section 1(l), the Executive and his or her eligible dependents shall be entitled to continued coverage for purposes of this Section 11(b) under the terms of the medical plan, dental plan and/or group life insurance plan which they participated in immediately prior to the Change of Control. If the affected plan is no longer available, the Company shall make arrangements to provide equivalent coverage to the Executive and his or her eligible dependents. For this purpose, "equivalent coverage" shall mean medical, dental and/or life insurance coverage, which, when added to the coverage provided to the Executive and his or her eligible dependents under the Company's or Employer's medical plan, dental plan and/or group life insurance plan in effect on the Executive's Termination Date, equals or exceeds the level of benefits provided under the medical plan, dental plan and/or group life insurance plan to the Executive and his or her eligible dependents on the day immediately preceding


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         the Change of Control. The Executive and the Employer shall share the cost of the continued coverage under this Section 11(b) in the same proportions as the Employer and similarly situated active employees shared the cost of such coverage on the day preceding the Executive's Termination Date. For purposes of satisfying the Company's or Employer's obligation under the Consolidated Omnibus Budget Reconciliation Act ("COBRA") to continue group health care coverage to the Executive and his eligible dependents as a result of the Executive's termination of employment, the period during which the Executive is permitted to continue to participate in the Company's or Employer's medical plans and/or dental plans under this Section 11(b) shall not be taken into account and treated as part of the period during which the Executive and his eligible dependents are entitled to continued coverage under the Company's or Employer's group health plans under COBRA. Following the end of the continuation period specified in this Section 11(b), the Executive and his eligible dependents shall be covered under such plans and arrangements only as required under the provisions of COBRA;

                  (c) the Executive's termination shall be treated as a "Normal Termination" as defined in the Pinnacle West Capital Corporation Stock Option and Incentive Plan, as amended from time to time, or in the Pinnacle West Capital Corporation 2002 Long-Term Incentive Plan or in any successor plan thereto, which shall entitle the Executive to exercise any outstanding stock options during the three (3) month period beginning on the Executive's Termination Date, and any restrictions remaining on any "Restricted Stock" (as defined in such plan) awarded to the Executive shall lapse on his or her Termination Date; and

                  (d) "out-placement" services will be provided by the Company to the Executive for a period beginning on the Executive's Termination Date. Such services shall be provided for a period beginning on the Executive's Termination Date and ending on the earlier of the date on which the Executive becomes employed in a position commensurate with his or her current salary and responsibilities or the last day of the twelve (12) month period which began on the Executive's Termination Date. The "out-placement" services shall be provided by an out-placement company selected by the Company.

         12. Termination Notice and Procedure. Any termination by the Employer or the Executive of the Executive's employment during the Employment Period shall be communicated by written Notice of Termination to the Executive if such Notice is delivered by the Company and to the Company if such Notice is delivered by the Executive, all in accordance with the following procedures:

                  (a) The Notice of Termination shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances alleged to provide a basis for termination.


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                  (b) Any Notice of Termination by the Company shall be approved by a resolution duly adopted by a majority of the members of the Company's board of directors then in office.

                  (c) If the Company shall give a Notice of Termination for Cause or by reason of Disability and the Executive in good faith notifies the Company that a dispute exists concerning such termination within the fifteen (15) day period following the Executive's receipt of such notice, the Executive may elect to continue his or her employment during such dispute. If it is thereafter determined that (i) the reason given by the Company for termination did exist, the Executive's Termination Date shall be the earlier of (A) the date on which the dispute is finally determined, either by mutual written agreement of the parties or pursuant to Section 14, (B) the date of the Company's Notice of Termination for Cause, (C) the date of the Executive's death, or (D) one day prior to the end of the Employment Period, and the Executive shall not be entitled to a Termination Payment based on events occurring after the Company delivered its Notice of Termination; or (ii) the reason given by the Company for termination did not exist, the employment of the Executive shall continue as if the Company had not delivered its Notice of Termination and there shall be no Termination Date arising out of such notice.

                  (d) If the Executive shall in good faith give a Notice of Termination for Good Reason and the Company notifies the Executive that a dispute exists concerning the termination within the fifteen (15) day period following the Company's receipt of such notice, the Executive may elect to continue his or her employment during such dispute. If it is thereafter determined that (i) Good Reason did exist, the Executive's Termination Date shall be the earlier of (A) the date on which the dispute is finally determined, either by mutual written agreement of the parties or pursuant to Section 14, (B) the date of the Executive's death, or (C) one day prior to the end of the Employment Period, and the Executive's Termination Payment shall reflect events occurring after the Executive delivered his or her Notice of Termination; or (ii) Good Reason did not exist, the employment of the Executive shall continue after such determination as if the Executive had not delivered the Notice of Termination asserting Good Reason.

                  (e) If the Executive does not elect to continue employment pending resolution of a dispute regarding a Notice of Termination under Sections 12(c) and (d), and it is finally determined that the reason for termination set forth in such Notice of Termination did not exist, if such notice was delivered by the Executive, the Executive will be deemed to have voluntarily terminated his or her employment and if delivered by the Company, the Company will be deemed to have terminated the Executive other than by reason of death, Disability or Cause.

         13. Obligations of the Executive. The Executive covenants and agrees, during the Executive's employment with the Employer and following his or her Termination Date, to hold in strict confidence any and all information in the Executive's possession as a result of the Executive's employment with the Employer; provided that nothing in this Agreement shall be construed as prohibiting the Executive from reporting any


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suspected instance of illegal activity of any nature, any nuclear safety concern, any workplace safety concern or any public safety concern to the United States Nuclear Regulatory Commission, United States Department of Labor or any federal or state governmental agency or prohibiting the Executive from participating in any way in any state or federal administrative, judicial or legislative proceeding or investigation with respect to any such claims and matters.

         14. Arbitration. All claims, disputes and other matters in question between the parties arising under this Agreement, other than Section 13, shall be decided by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association, unless the parties mutually agree otherwise. Any arbitration required under this Agreement shall be held in Phoenix, Arizona, unless the parties mutually agree otherwise. The Company shall pay the costs of any such arbitration. The award by the arbitrator shall be final, and judgment may be entered upon it in accordance with applicable law in any state or Federal court having jurisdiction thereof.

         The Company shall not be required to arbitrate claims arising under
Section 13. The Company shall have the right to judicial enforcement of its rights under Section 13, including, but not limited to, injunctive relief.

         15. Expenses and Interest. If, after a Change of Control a good faith dispute arises with respect to the enforcement of the Executive's rights under this Agreement or if any arbitration or legal proceeding shall be brought in good faith to enforce or interpret any provision contained herein, or to recover damages for breach hereof and the Executive is the prevailing party, the Executive shall recover from the Company any reasonable attorney's fees and necessary costs and disbursements incurred as a result of such dispute or legal proceeding, and prejudgment interest on any money judgment obtained by the Executive calculated at the rate of interest announced by JP Morgan Chase Bank N.A. (or any successor thereto) from time to time as its prime rate from the date that payments to the Executive should have been made under this Agreement. Any payment due under this section will be made on the fifth business day following the date the dispute is final.

         16. Payment Obligations Absolute. The Company's obligation during and after the Employment Period to insure that the compensation and arrangements provided herein are provided to the Executive shall be absolute and unconditional and shall not be affected by any circumstances, provided that the Company may apply amounts payable under this Agreement to any loan or other debts then owed to the Company or an Affiliate by the Executive, the terms of which are reflected in a written document signed by the Executive. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or its Affiliates and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any other contract or agreement with the Company or its Affiliates. Amounts that are vested benefits or that the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any other contract or agreement with the Company or its Affiliates at or subsequent to the Termination Date shall be payable in accordance with such plan, policy, practice or program or contract or agreement, except as explicitly modified by this Agreement. Notwithstanding the foregoing, the amounts payable under this Agreement shall be in lieu of any amounts payable to the Executive under a separate severance plan, agreement or arrangement established by the Company. All amounts payable by the Company under this Agreement shall be paid without notice or demand. Each and every payment made under this Agreement by the Company shall be final. Notwithstanding the foregoing, in the event that the Company has paid an Executive more than the amount to which the Executive is entitled under this Agreement, the Company shall have the right to recover all or any part of such overpayment from the Executive or from whomsoever has received such amount.

         17. Successors.


                  (a) If all or substantially all of the Company's business and assets are sold, assigned or transferred to any Person, or if the Company merges into or consolidates or otherwise combines with any Person which is a continuing or successor entity, then the Company shall assign all of its right, title and interest in this Agreement as of the date of such event to the Person which is either the acquiring or successor corporation, and such Person shall assume and perform from and after the date of such assignment the terms, conditions and, provisions imposed by this Agreement upon the Company. Failure of the Company to obtain such assignment shall be a breach of this Agreement. In case of such assignment by the Company and of assumption and agreement by such Person, all further rights as well as all other obligations of the Company under this Agreement thenceforth shall cease and terminate and thereafter the expression "the Company" wherever used herein shall be deemed to mean such Person(s).

                  (b) This Agreement and all rights of the Executive shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, estates, executors, administrators, heirs and beneficiaries. In the event of the Executive's death, all amounts payable to the Executive under this Agreement shall be paid to the Executive's estate. This Agreement shall inure to the benefit of, be binding upon and be enforceable by, any successor, surviving or resulting corporation or other entity to which all or substantially all of the Company's business and assets shall be transferred whether by merger, consolidation, transfer or sale. This Agreement shall not be terminated by the voluntary or involuntary dissolution of the Company.

         18. Enforcement. The provisions of this Agreement shall be regarded as divisible, and if any of said provisions or any part hereof are declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remainder of such provisions or parts hereof and the applicability thereof shall not be affected thereby.

         19. Amendment or Termination. The term of this Agreement shall run until December 31, 2007, and shall continue for additional one (1) year periods thereafter, unless the Company notifies the Executive in writing six (6) months prior to Decem-ber 31, 2007 (or the anniversary of that date in the event the Agreement continues beyond that date pursuant to the provisions of this Section 19) that it does not intend to continue the Agreement. Notwithstanding the foregoing, (i) if a Change of Control has occurred on or before the date on which the Agreement would be terminated by the Company in accordance with this Section 19, the Agreement shall not terminate with respect to that Change of Control until the end of the Employment Period, and (ii) this Agreement shall terminate if, prior to a Change in Control, the Executive ceases to be employed by the Employer as a corporate officer.

         This Agreement sets forth the entire agreement between the Executive and the Company with respect to the subject matter hereof, and supersedes all prior oral or written negotiations, commitments, understandings and writings with respect thereto.

         This Agreement may not be terminated, amended or modified during its term as specified above except by written instrument executed by the Company and the Executive.

         20. Withholding. The Company and the Employer shall be entitled to withhold from amounts to be paid to the Executive under this Agreement any federal, state or local withholding or other taxes or charges which it is from time to time required to withhold. The Company and the Employer shall be entitled to rely on an opinion of counsel if any question as to the amount or requirement of any such withholding shall arise.

         21. Venue; Governing Law. This Agreement and the Executive's and Company's respective rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Arizona. Any action concerning this Agreement shall be brought in the Federal or state courts located in the County of Maricopa, Arizona, and each party consents to the venue and jurisdiction of such courts.

         22. Notice. Notices given pursuant to this Agreement shall be in writing and (a) if hand delivered, shall be deemed given when delivered, and (b) if mailed, shall be deemed delivered when placed in the United States mail, postage prepaid, addressed, if to the Company, to

                     Board of Directors
                     Pinnacle West Capital Corporation
                     400 North Fifth Street
                     Phoenix, Arizona 85004
                     Attention: Law Department

or if to the Executive, to

                  --------------------

                  --------------------
or to such other addresses as the parties may provide written notice of to each other, from time to time, in accordance with this Section 22.

         23. Funding. Benefits payable under this Agreement shall constitute an unfunded general obligation of the Company payable from its general assets, and the Company shall not be required to establish any special fund or trust for purposes of paying benefits under this Agreement. The Executive shall not have any vested right to any particular assets of the Company as a result of execution of this Agreement and shall be a general creditor of the Company.

         24. No Waiver. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

         25. Headings. The headings contained are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.


         26. Additional Payment.


                  (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any Payment would be subject to the Excise Tax, then the Executive shall be entitled to receive an additional payment (the "Gross-Up Payment") in an amount such that, after payment by the Executive of all taxes (and any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. The Company's obligation to make Gross-Up Payments under this Section 26 shall not be conditioned upon the Executive's termination of employment.

                  (b) Subject to the provisions of Section 26(c), all determinations required to be made under this Section 26, including whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a nationally-recognized accounting firm appointed by the Company prior to a Change of Control (the "Accounting Firm"). The Accounting Firm shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive may appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 26, shall be paid by the Company to the Executive within 5 days of the receipt of the Accounting Firm's determination, but in all events by the March 15 following the calendar year in which the event giving rise to payment occurs. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments that will not have been made by the Company should have been made (the "Underpayment"), consistent with the calculations required to be made hereunder. In the event the Company exhausts its remedies pursuant to Section 26(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

                  (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable, but no later than 10 business days after the Executive is informed in writing of such claim. The Executive shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which the Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that the Company desires to contest such claim, the Executive shall:

                           (i) give the Company any information reasonably
                  requested by the Company relating to such claim,


                           (ii) take such action in connection with contesting
                  such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                           (iii) cooperate with the Company in good faith in
                  order effectively to contest such claim, and

                           (iv) permit the Company to participate in any
                  proceedings relating to such claim;

         provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest, and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 26(c), the Company shall control all proceedings taken in connection with such contest, and, at its sole discretion, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the applicable taxing authority in respect of such claim and may, at its sole discretion, either pay the tax claimed to the appropriate taxing authority on behalf of the Executive and direct the Executive to sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that, if the Company pays such claim and directs the Executive to sue for a refund, the Company shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties) imposed with respect to such payment or with respect to any imputed income in connection with such payment; and provided, further, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which the Gross-Up Payment would be payable hereunder, and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                  (d) If, after the receipt by the Executive of a Gross-Up Payment or payment by the Company of an amount on the Executive's behalf pursuant to Section 26(c), the Executive becomes entitled to receive any refund with respect to the Excise Tax to which such Gross-Up Payment relates or with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 26(c), if applicable) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after payment by the Company of an amount on the Executive's behalf pursuant to Section 26(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then the amount of such payment shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

                  (e) Notwithstanding any other provision of this Section 26, the Company may, in its sole discretion, withhold and pay over to the Internal Revenue Service or any other applicable taxing authority, for the benefit of the Executive, all or any portion of any Gross-Up Payment, and the Executive hereby consents to such withholding.

         27. Section 409A Savings Clause. If any compensation or benefits provided by this Agreement may result in the application of Section 409A of the Code, the

Company shall, in consultation with the Executive, modify the Agreement in the least restrictive manner necessary in order to exclude such compensation from the definition of "deferred compensation" within the meaning of such Section 409A or in order to comply with the provisions of Section 409A, other applicable provision(s) of the Code and/or any rules, regulations or other regulatory guidance issued under such statutory provisions and without any diminution in the value of the payments to the Executive. Notwithstanding any provision of this Agreement to the contrary, to the extent required in order to comply with
Section 409A of the Code, amounts to be paid under this Agreement upon the Executive's termination of employment shall be paid, with interest on any payment from the Termination Date until the first business day after the date that is six months following the Termination Date at the applicable federal rate provided in Section 7872(f)(2)(A) of the Code ("Interest"), to the Executive on the first business day after the date that is six months following the Termination Date.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Executive has executed this Agreement, on the date and year first above written.

                         Pinnacle West Capital Corporation

                         By
                           ---------------------------------------------------
                              Its
                                 ---------------------------------------------


ATTEST:


By
  ------------------------------------------
     Its
        ------------------------------------


                                         ------------------------------------
                                                      Executive